UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                               ------------------

                                  July 7, 2005

                                  NEXICON, INC.
               (Exact Name of Registrant as Specified in Charter)

          Nevada                  000-30244                  13-3389415
          ------                  ---------                  ----------
(State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)           File Number)             Identification No.)

        400 Gold SW, Suite 1000 Albuquerque, NM                87102
        ---------------------------------------                -----
        (Address of principal executive offices)              (Zip code)

       Registrant's telephone number, including area code: (505) 248-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On July 5, 2005, Nexicon, Inc. (the "Company"), entered into a Termination Agreement (the "Termination Agreement") with Cornell Capital Partners, LP ("Cornell"), dated June 23, 2005, whereby that certain Standby Equity Distribution Agreement, dated March 23, 2004, and the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith, were terminated.

      Upon execution of the Termination Agreement, the Company entered into a new Standby Equity Distribution Agreement with Cornell, dated as of June 24, 2005 (the "2005 SEDA"). Pursuant to the 2005 SEDA, the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $20 million. For each share of common stock purchased under the 2005 SEDA, Cornell will pay the Company 99% of the lowest volume weighted-average price of the Company's common stock, as quoted by Bloomberg, LP, on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Cornell for the Company's stock shall be determined as of the date of each individual request for an advance under the 2005 SEDA. Cornell will also retain 5% of each advance under the 2005 SEDA. Cornell's obligation to purchase shares of the Company's common stock under the 2005 SEDA is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the 2005 SEDA and is limited to $300,000 per six trading days.

      Pursuant to the Termination Agreement, the Company also terminated that certain Securities Agreement with Cornell, dated May 5, 2004, and the related Securities Purchase Agreement, Secured Convertible Debentures, Investor Registration Rights Agreement and the Escrow Agreement. The initial convertible debenture in the original principal amount of $250,000 was dated May 5, 2004, and the second convertible debenture in the original amount of $250,000 was dated August 12, 2004 (collectively, the "2004 Secured Convertible Debentures"). Upon execution of the Termination Agreement, $70,000 of the 2004 Secured Convertible Debentures were converted into stock as permitted thereunder. The Company refinanced the $380,000 principal balance remaining under the 2004 Secured Convertible Debenture as the 2005 secured convertible debentures (the "2005 Secured Convertible Debenture"). Any part of the principal amount of the 2005 Debenture, plus accrued interest, is convertible at Cornell's option any time up to maturity into shares of the Company's common stock at a fixed price per share equal to $0.01. The 2005 Secured Convertible Debenture is secured by substantially all of the Company's assets, has a two-year term and accrues interest at 5% per year.

Item 3.02 Unregistered Sales of Equity Securities.

      See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

      (a)   Not applicable

      (b)   Not applicable

      (c)   Exhibits

Exhibit             Description                                                               Location

                    Standby  Equity  Distribution  Agreement  dated as of June 24,  2005
   Exhibit 99.1     between the Company and Cornell Capital Partners, LP                      Provided herewith

                    Registration  Rights Agreement dated as of June 24, 2005 between the
   Exhibit 99.2     Company and Cornell Capital Partners, LP                                  Provided herewith


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

Exhibit             Description                                                               Location

                    Placement Agent Agreement dated as of June 24, 2005 by and among
   Exhibit 99.3     the Company, Cornell Capital Partners, LP and Newbridge
                    Securities Corporation                                                    Provided herewith

                    Amended and Restated  Security  Agreement  dated as of June 24, 2005
   Exhibit 99.4     between the Company and Cornell Capital Partners, LP                      Provided herewith

                    Securities Purchase Agreement dated as of June 24, 2005 between the
   Exhibit 99.5     Company and Cornell Capital Partners, LP                                  Provided herewith

                    Secured Convertible Debenture dated as of June 24, 2005 issued to
   Exhibit 99.6     Cornell Capital Partners, LP                                              Provided herewith

                    Escrow Agreement dated as of June 24, 2005 among the Company,
   Exhibit 99.7     Cornell Capital Partners, LP and David Gonzalez                           Provided herewith

                    Escrow Agreement dated as of June 24, 2005 among the Company,
   Exhibit 99.8     Cornell Capital Partners, LP and David Gonzalez                           Provided herewith

                    Warrant dated as of June 24, 2005 issued to Cornell Capital
   Exhibit 99.9     Partners, LP                                                              Provided herewith

                    Termination Agreement dated June 23, 2005 between the Company and
  Exhibit 99.10     Cornell Capital Partners, LP                                              Provided herewith


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 7, 2005
                                       NEXICON, INC.

                                       By:    /s Richard Urrea
                                              ----------------------------------
                                       Name:  Richard Urrea
                                       Title: Chief Executive Officer


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